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                                  4200 IDS CENTER                     IN DENVER
                                  80 SOUTH EIGHTH STREET              LINDQUIST, VENNUM & CHRISTENSEN P.L.L.P.
                                  MINNEAPOLIS, MINNESOTA 55402-2205   600 17TH STREET, SUITE 2125
                                  TELEPHONE: 612-371-3211             DENVER, COLORADO 80202-5401
LINDQUIST & VENNUM P.L.L.P.       FAX: 612-371-3207                   TELEPHONE: 303-573-5900
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ATTORNEYS AT LAW



                                                                     Exhibit 5.1
                                                                     -----------

                                            May 14, 1999





WSI Industries, Inc.
2605 W. Wayzata Boulevard
Long Lake, Minnesota  55356

     Re: Opinion of Counsel as to Legality of 200,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 200,000 shares of Common Stock, $0.10 par value, of WSI Industries, Inc. (the "Company") offered to officers, other key employees and non-employee directors pursuant to the WSI, Inc. 1994 Stock Plan (the "Plan"). These shares are in addition to the 250,000 shares offered pursuant to the Plan and registered on a previous Registration Statement on Form S-8 (File No. 33-58565).

     As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 200,000 shares of Common Stock to be issued by the Company under the Plan, will, when paid for and issued, be legally and validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                            Very truly yours,

                                            LINDQUIST & VENNUM P.L.L.P.